UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 18, 2019

ENTERGY NEW ORLEANS, LLC
(Exact name of registrant as specified in its charter)

Texas	1-35747	82-2212934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1600 Perdido Street, New Orleans, Louisiana		70112
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(504) 670-3700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered

Mortgage Bonds, 5.0% Series due December 2052	ENJ	New York Stock Exchange
Mortgage Bonds, 5.50% Series due April 2066	ENO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On December 18, 2019, Entergy New Orleans, LLC (the “Company”), as borrower, entered into a term loan credit agreement dated as of December 18, 2019 (the “Credit Agreement”), by and among the Company, the lenders party thereto and Bank of America, N.A., as Administrative Agent. The Credit Agreement provided Entergy New Orleans with a $70 million unsecured term loan (the “Term Loan”) which matures and is payable on May 31, 2022. The Term Loan may be prepaid by the Company with a prepayment premium.
The Credit Agreement contains certain customary covenants, including restrictions on the Company pledging its assets and on certain asset sales. It also contains a covenant that requires the Company to maintain a consolidated debt ratio of 65% or less of its total capitalization. The Term Loan bears interest at a fixed interest rate of 3.0% per annum payable quarterly on the last day of each of March, June, September and December and an up-front fee based on the amount of the Term Loan. The Company’s obligations under the Credit Agreement may be accelerated upon an event of default, which includes non-payment of principal or interest, breach of representation or warranty, breach of covenant, cross-default, bankruptcy, material judgments, certain ERISA events, the occurrence of a change of control with respect to the Company where Entergy Corporation (“Entergy”) ceases to own 100% directly or indirectly all of the Company’s common equity, and the occurrence of a change of control with respect to Entergy.
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety be reference to the Credit Agreement filed as Exhibit 4(a) to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.
4(a)	Term Loan Credit Agreement dated as of December 18, 2019, by and among Entergy New Orleans, LLC, the Lenders party thereto and Bank of America, N.A., as Administrative Agent.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy New Orleans, LLC
(Registrant)
Date: December 18, 2019
/s/ Steven C. McNeal
(Signature) Steven C. McNeal Vice President and Treasurer